EXHIBIT 5.1

                         [PORTER & HEDGES LETTERHEAD]

                                 August 17, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, D.C. 20549

      RE: IEXALT, INC. REGISTRATION STATEMENT ON FORM S-8: BUSINESS SERVICE CONTRACT AND LETTER AGREEMENT WITH CONSULTING & STRATEGY INTERNATIONAL, INC.


Ladies and Gentlemen:

      We have acted as counsel to iExalt, Inc., a Nevada corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 1,850,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issuable pursuant to the Business Service Contract as modified by the Recission Agreement and the Letter Agreement with Consulting & Strategy International, Inc. (collectively, the "Written Compensation Contracts").

      We have examined the Written Compensation Contracts and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Written Compensation Contracts, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

      This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ PORTER & HEDGES, L.L.P.
                                              PORTER & HEDGES, L.L.P.